Balance sheet
for 2Q2014
PJSC CB “PRIVATBANK”
(UAH thousand)
Item	Reporting period	Previous period
1	2	3
ASSETS
Cash and cash equivalents	21 002 701	32 157 251
Mandatory reserves with NBU	960 743	1 565 643
Trading securities	24	18
Other financial assets designated at fair value through profit or loss	-	-
Due from other banks, including:	16 303 017	3 486 203
in foreign currency	14 529 515	3 486 203
impairment provisions	(193 806)	(58 697)
Loans and advances to customers, including:	146 888 021	142 548 092
Loans and advances to legal entities, including:	124 249 633	118 778 718
in foreign currency	40 277 955	27 700 511
impairment provisions	(13 331 247)	(17 214 350)
Loans and advances to individuals, including:	22 638 388	23 769 374
in foreign currency	1 210 325	1 162 462
impairment provisions	(8 433 265)	(6 496 719)
Investment securities available-for-sale, including:	408 071	440 168
impairment provisions	(193 986)	(2 789)
Investment securities held to maturity, including:	1 106 016	72 237
impairment provisions	-	-
Investments in associated companies and subsidiaries	681 041	1 257 040
Investment real estate	23 688	13 728
Current income tax prepayment	-	-
Deferred income tax asset	-	12 475
Fixed and intangible assets	2 729 592	2 737 191
Other financial assets, including:	12 757 593	29 828 737
impairment provisions	(2 190 572)	(90 582)
Other assets, including:	157 954	328 653
impairment provisions	(13 231)	(1 418)
Non-current assets held for sale (or disposal groups)	1 181 142	43 421
Total assets, including:	204 199 603	214 490 857
in foreign currency	75 847 947	84 895 391
LIABILITIES
Due to other banks, including:	22 916 479	8 896 631
in foreign currency	4 423 807	4 067 001
Customer accounts, including:	131 852 219	133 551 100
Accounts of legal entities, including:	27 946 171	26 839 471
in foreign currency	16 533 376	11 367 659
demand accounts of legal entities, including:	16 769 612	17 669 439
in foreign currency	8 984 558	5 911 907
Accounts of individuals, including:	103 906 048	106 711 629
in foreign currency	50 503 067	45 913 335
demand accounts of individuals, including:	18 879 137	18 308 804
in foreign currency	4 188 592	2 884 400
Debt securities in issue, including:	7 979 073	7 990 548
in foreign currency	-	-
Other borrowed funds	4 681 096	3 343 011
Current income tax liability	4 416	-
Deferred income tax liability	124 095	79 254
Provisions for liabilities	104 044	37 241
Other financial liabilities	10 599 465	35 969 059
Other liabilities	747 670	954 436
Subordinated debt	4 336 240	3 357 956
Liabilities directly associated with disposal groups held for sale	-	-
Total liabilities, including:	183 344 797	194 179 236
in foreign currency	84 669 398	93 671 108
EQUITY
Share capital	16 352 079	16 352 079
Share premium	19 709	19 709
Contributions received for new shares issued but not registered	1 748 661	-
Retained earnings	465 634	1 926 082
Reserves and other funds	1 429 530	1 326 567
Revaluation reserve	839 193	687 184
Total equity	20 854 806	20 311 621
Total liabilities and equity	204 199 603	214 490 857

Profit and loss statement
for the 2nd quarter of 2014
PJSC CB "PRIVATBANK"
				(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
1	2	3	4	5
Interest income	6,862,325	13,881,597	5,678,858	10 509 294
Interest expenses	(4,502,992)	(8,553,661)	(3,305,874)	(6 243 313)
Net interest income/(Net interest expenses)	2,359,333	5,327,936	2,372,984	4 265 981
Commission income	887,595	1,793,217	711,081	1 581 624
Commission expenses	(232,465)	(471,138)	(371,680)	(578 738)
Result from trade operations with securities in the trading portfolio of the bank	3	6	(1)	(1)
Result from fair value hedging operations	-	-	-	-
Result from revaluation of other financial instruments accounted at fair value, with recognition of result of revaluation in the financial results	-	-	-	-
Result of securities sale in the bank portfolio for sale	191,197	191,897	815	815
Result from foreign exchange operations	576,383	1,709,729	23,131	(64,996)
Result from revaluation of foreign currency	280,366	(2,139,915)	(37,886)	(37,703)
Result from revaluation of investment property objects	-	-	-	-
Profit/(loss) that arises during initial recognition of financial assets at interest rate which is higher or lower than the market rate	-	-	-	-
Profit/(loss) that arises during initial recognition of financial liabilities at interest rate which is higher or lower than the market rate	-	-	-	-
Deductions to reserves for impairment of loans and funds in other banks	(863,336)	(1,151,872)	(248,252)	(714,161)
Deductions to reserve for impairment of accounts receivable and other financial assets	(585,656)	(610,950)	(6,172)	(21,429)
Impairment of securities in the bank portfolio for sale	(191,197)	(191,197)	1	1
Impairment of securities in the bank portfolio held to maturity	-	-	-	-
Deductions to reserve for liabilities	(45,431)	(65,419)	(8,434)	7,626
Other operating income	(176,966)	45,345	13,674	27,148
Administrative and other operational expenses	(1,932,174)	(3,815,209)	(1,621,900)	(2,951,702)
Share in profit/(loss) of associates	-	-	-	-
Profit/(loss) before taxation	267,652	622,430	827,361	1,514,465
Income tax expense	(174,186)	(235,200)	(69,022)	(131,894)
Profit/(loss) from continuing activity	93,466	387,230	758,339	1,382,571
Profit/(loss) from terminated activity after taxation	-	-	-	-
Profit/(loss)	93,466	387,230	758,339	1,382,571
Profit/(loss) per share from continuing activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-
Profit/(loss) per share from terminated activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-

Statement of comprehensive income
for the 2nd quarter of 2014
PJSC CB "PRIVATBANK"
			(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
Profit/(loss) for the year	93,466	387,230	758,339	1,382,571
OTHER COMPREHENSIVE INCOME:
Revaluation of securities in the bank portfolio for sale	37,816	159,101	22,263	57,838
Revaluation of fixed assets and intangible assets	-	73 241	-	-
Result of revaluation on hedging operations	-	-	-	-
Accumulated exchange rate differences from translation into the reporting currency	-	-	-	-
Share of other comprehensive income of an associated company	-	-	-	-
Income tax related to other comprehensive income	6,524	(5,919)	(4,230)	(5,386)
Other comprehensive income after taxation	44,340	226,423	18,033	52,452
Total comprehensive income for the year, including:	137,806	613,653	776,372	1,435,023
attributable to owners of the bank	-	-	-	-
attributable to non-controlling interests	-	-	-	-

Note "Dividends"
for the 2nd quarter of 2014
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		on ordinary shares	on preferred shares	on ordinary shares	on preferred shares
1	Balance as of the beginning of the period	-	-	-	-
2	Dividends approved to be paid during the period	-	-	-	-
3	Dividends paid during the period	-	-	-	-
4	Balance as of the end of the period	-	-	-	-
5	Dividends per share approved to be paid during the period	-	-	-	-

	Note "Potential liabilities of the bank"
	for the 2nd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 1. Future minimal rent payments under trouble-free operating leasing (rent) agreement
			(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Up to 1 year	17,462	41,430
2	From 1 to 5 years	593,549	580,636
3	Over 5 years	186,186	225,675
4	Total	797,197	847,741

	Note "Potential liabilities of the bank"
	for the 2nd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 2. Structure of lending commitments
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Lending commitment given	-	-
2	Undisbursed credit facilities	32,966,588	41,928,874
3	Export letters of credit	-	-
4	Import letters of credit	2,004,179	1,111,924
5	Guarantees issued	1,073,737	911,297
6	Reserve for lending related commitments	(104,044)	(37,241)
7	Total lending related commitments net of reserve	35,940,460	43,914,854

	Note "Potential liabilities of the bank"
	for the 2nd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 3. Lending commitments in terms of currencies
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	UAH	33,486,123	41,081,319
2	USD	2,236,494	2,639,808
3	Euro	202,521	179,634
4	Other	15,322	14,093
5	Total	35,940,460	43,914,854

	Note "Potential liabilities of the bank"
	for the 2nd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 4. Assets pledged without ceasing to be recognized
					(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		assets pledged	collateral for liability	assets pledged	collateral for liability
1	2	3	4	5	6
1	Trading securities	-	-	-	-
2	Securities in the bank portfolio for sale	-	-	-	-
3	Securities in the bank portfolio held to maturity	-	-	-	-
4	Investment property	-	-	-	-
5	Fixed assets	15,420,063	10,271,650	7,951,013	3,472,210
6	Other	52,958,451	-	3,290,106	-
7	Total	68,378,514	10,271,650	11,241,119	3,472,210

	Note "Certain performance indicators of the bank for the 1st quarter of 2014"
	PJSC CB "PRIVATBANK"

Line	Name of item	As of the reporting date	Regulatory indicators
1	2	3	4
1	Regulatory capital of the bank (thousands of UAH)	20,649,025	120,000
2	Sufficiency (adequacy) of the regulatory capital (%)	10.91	not less than 10%
3	Regulatory capital-total assets ratio (%)	9.02	not less than 9%
4	Current liquidity (%)	91.85	not less than 40%
5	Maximum credit exposure per one counterparty (%)	19.23	not more than 25%
6	Large credit exposures (%)	201.78	not more than 800%
7	Maximum amount of loans, guarantees and sureties granted to one insider (%)	1.31	not more than 5%
8	Maximum total amount of loans, guarantees and sureties granted to insiders (%)	1.75	not more than 30%
9	Return on assets (%)	0.39
10	Credit operations classified under Quality Category I (thousands of UAH)	89,470,704	х
10.1	Reserve formed for such operations (thousands of UAH)	418,542	х
11	Credit operations classified under Quality Category II (thousands of UAH)	103,471,823	х
11.1	Reserve formed for such operations (thousands of UAH)	2,514,705	х
12	Credit operations classified under Quality Category III (thousands of UAH)	25,160,303	х
12.1	Reserve formed for such operations (thousands of UAH)	3,849,523	х
13	Credit operations classified under Quality Category IV (thousands of UAH)	7,355,008	х
13.1	Reserve formed for such operations (thousands of UAH)	3,110,191	х
14	Credit operations classified under Quality Category V (thousands of UAH)	12,984,212	х
14.1	Reserve formed for such operations (thousands of UAH)	12,150,821	х
15	Net profit per ordinary share (UAH)	-	х
16	Dividends paid for 2013 per one:	-	х
16.1	Ordinary share	-	х
16.2	Preferred share	-	х
17	List of the bank's members (shareholders) which own directly or indirectly 10% or more of the bank's authorized capital	Gennady Borysovych Bogoliubov	direct participation - 37.02%

		Igor Valeriyovych Kolomoisky	direct participation - 36.51%
		TRIANTAL INVESTMENTS LTD	direct participation – 16,79%